Exhibit 99.1

Innovative Industrial Properties Reports First Quarter 2024 Results

Executed New Leases at Four Existing Properties Totaling $69.4 Million in Invested/Committed Capital YTD

SAN DIEGO, CA – May 8, 2024 – Innovative Industrial Properties, Inc. (IIP), the first and only real estate company on the New York Stock Exchange (NYSE: IIPR) focused on the regulated U.S. cannabis industry, announced today results for the first quarter ended March 31, 2024.

First Quarter 2024 and Year-to-Date

Financial Results and Dividend

•	Generated total revenues of $75.5 million and net income attributable to common stockholders of $39.1 million, or $1.36 per share (all per share amounts in this press release are reported on a diluted basis unless otherwise noted).
•	Recorded adjusted funds from operations (AFFO) and normalized funds from operations (Normalized FFO) of $63.0 million and $56.4 million, respectively.
•	Paid a quarterly dividend of $1.82 per common share on April 15, 2024 to stockholders of record as of March 28, 2024 (an AFFO payout ratio of 82%). The common stock dividends declared for the twelve months ended March 31, 2024 total $7.24 per common share.

	Three Months Ended March 31,
(Per share)	2024	2023	$ Change	% Change
Net income attributable to common stockholders	$1.36	$1.43	($0.07)	(5%)
Normalized FFO	$1.98	$2.06	($0.08)	(4%)
AFFO	$2.21	$2.25	($0.04)	(2%)

Financing Activity Year-to-Date

•	Upsized IIP’s revolving credit facility to $45.0 million, which remains undrawn as of today.
•	Issued shares of common stock under IIP’s “at-the-market” offering program (ATM Program) for net proceeds of $11.8 million.
•	Exchanged $4.3 million principal amount of IIP’s 3.75% Exchangeable Senior Notes due 2024 (the Exchangeable Senior Notes) for a combination of cash and shares of IIP common stock prior to maturity, and paid off the remaining $100,000 principal amount at maturity in February.

Portfolio – New Commitments and Leasing Year-to-Date

•	Executed three lease amendments to fund additional improvements at properties totaling $22.1 million, including:
o	$16.0 million at one of IIP’s New York properties leased to PharmaCann Inc., which also included an increase to base rent and an extension of the lease term;
o	$4.5 million at one of IIP’s Ohio properties leased to Battle Green Holdings LLC (Battle Green), which also included an increase to base rent; and
o	$1.6 million at one of IIP’s Illinois properties leased to 4Front Ventures Corp. (4Front), which also included an increase to base rent, an increase in annual base rent escalations for the remainder of the lease term and an extension of the lease term.
•	Executed four new leases[1] for existing properties in IIP’s portfolio totaling $69.4 million in invested/committed capital, including leases for:
o	IIP’s property located at 63795 19th Avenue in Palm Springs, California with Gold Flora Corporation (Gold Flora);
o	IIP’s property located at 19533 McLane Street in Palm Springs, California with Gold Flora;
o	IIP’s property located at 10070 Harvest Park in Dimondale, Michigan with Lume Cannabis Company (Lume); and
o	One of IIP’s retail properties in Michigan.

1 The commencement date under each of the leases with Gold Flora and Lume is conditioned upon, among other things, the tenant’s receipt of approvals to conduct cannabis operations by the requisite state and local authorities, and may be subject to temporary rent abatement during phase-in of tenant operations.

Portfolio – Development Progress Year-to-Date

Obtained temporary certificates of occupancy for the following properties that were previously under development:

•	New York property (leased to Vireo (Goodness Growth)) – an expansion that added 325,000 rentable square feet (RSF), increasing the total property footprint to 389,000 RSF and $81.4 million in invested/committed capital.
•	Illinois property (leased to 4Front) – a ground-up cultivation and processing facility comprising 250,000 RSF and $71.8 million in invested/committed capital.
•	Ohio property (leased to Battle Green) – a ground-up cultivation, processing and distribution facility comprising 157,000 RSF and $46.5 million in invested/committed capital.

Portfolio – Property Disposition

•	Subsequent to quarter end, sold a property located in Los Angeles, California for $9.1 million (excluding closing costs) which was previously leased to Holistic Industries Inc. (Holistic), and concurrently received a $3.9 million lease termination fee from Holistic, in addition to Holistic’s reimbursement for IIP’s closing costs incurred in connection with the sale. The total consideration of $13.0 million exceeded IIP’s net carrying value of the property as of March 31, 2024.

Balance Sheet Highlights (at March 31, 2024)

•	11% debt to total gross assets, with $2.6 billion in total gross assets.
•	Total liquidity was $203.5 million as of March 31, 2024, consisting of cash and cash equivalents and short-term investments (each as reported in IIP’s condensed consolidated balance sheet as of March 31, 2024) and availability under IIP’s revolving credit facility.
•	No debt maturities until May 2026.
•	Debt service coverage ratio of 16.5x (calculated in accordance with IIP’s 5.50% Unsecured Senior Notes due 2026).

Property Portfolio Statistics (as of March 31, 2024)

•	Total property portfolio comprises 108 properties across 19 states, with 8.9 million RSF (including 897,000 RSF under development / redevelopment), consisting of:
o	Operating portfolio: 103 properties, representing 8.2 million RSF.
o	Under development / redevelopment portfolio consists of five properties expected to comprise 715,000 RSF at completion, of which 460,000 RSF (64% of total) is pre-leased, with the remainder comprised of one property totaling 192,000 RSF in San Bernardino, California and twelve acres of land to be developed in San Marcos, Texas. The five properties in the development / redevelopment portfolio are as follows:
▪	Perez Road in Cathedral City, California (pre-leased)
▪	Davis Highway in Dimondale, Michigan (pre-leased)
▪	63795 19th Avenue in Palm Springs, California (pre-leased)
▪	Inland Center Drive in San Bernardino, California
▪	Leah Avenue in San Marcos, Texas

•	Operating portfolio:
o	95.2% leased (triple-net).
o	Weighted-average remaining lease term: 14.8 years.
o	Total invested / committed capital per square foot: $277.
•	By annualized base rent (excluding non-cannabis tenants that comprise less than 1% of annualized base rent in the aggregate):
o	No tenant represents more than 17% of annualized base rent.
o	No state represents more than 15% of annualized base rent.
o	Multi-state operators (MSOs) represent 90% of annualized base rent.
o	Public company operators represent 60% of annualized base rent.
o	Industrial (cultivation and/or processing), retail (dispensing) and combined industrial/retail represent 92%, 2% and 6% of the operating portfolio, respectively.

Financial Results

For the three months ended March 31, 2024, IIP generated total revenues of $75.5 million, compared to $76.1 million for the same period in 2023, a decrease of 1%. The decrease was primarily due to a $5.6 million decline in contractual rent and property management fees received during the three months ended March 31, 2024 related to properties that IIP took back possession of since March 2023, and a decrease as a result of $1.5 million in rent received but not recognized in total revenues due to a re-classification of two leases that are treated as sales-type leases starting January 1, 2024. The decrease was partially offset by a $6.0 million increase to contractual rent and property management fees, which was primarily driven by contractual rent escalations and amendments to leases for additional improvement allowances at existing properties that resulted in adjustments to rent, a full period of contractual rent and property management fees related to the two properties acquired during the three months ended March 31, 2023, and new leases entered into since March 31, 2023. The decrease was also partially offset by a $0.3 million increase to tenant reimbursements, which was primarily due to higher property tax reimbursements collected during the period.

While IIP has re-leased several properties taken back since March 2023, rent commencement on certain of those properties is contingent on the tenants obtaining the requisite approvals to operate, and temporary rent abatements in certain instances as tenants transition into the properties and commence operations. As a result, IIP does not expect to recognize rental revenue from those properties until that has occurred.

No security deposits were applied for rent during the three months ended March 31, 2024. Rental revenue received for the three months ended March 31, 2023 included the application of $4.2 million of security deposits for payment of rent.

For the three months ended March 31, 2024, IIP recorded net income attributable to common stockholders of $39.1 million, or $1.36 per share; funds from operations (FFO) of $56.3 million, or $1.98 per share; Normalized FFO of $56.4 million, or $1.98 per share; and AFFO of $63.0 million, or $2.21 per share.

IIP paid a quarterly dividend of $1.82 per common share on April 15, 2024 to stockholders of record as of March 28, 2024. IIP’s AFFO payout ratio was 82% (calculated by dividing the common stock dividend declared per share by IIP’s AFFO per common share for the quarter). The common stock dividends declared for the twelve months ended March 31, 2024 totaled $7.24 per common share.

FFO, Normalized FFO and AFFO are supplemental non-GAAP financial measures used in the real estate industry to measure and compare the operating performance of real estate companies.  A complete reconciliation containing adjustments from GAAP net income attributable to common stockholders to FFO, Normalized FFO and AFFO and definitions of terms are included at the end of this release.

Financing Activity

In February 2024, IIP upsized its revolving credit facility to provide for $45.0 million in aggregate commitments.

During the three months ended March 31, 2024, IIP issued 123,224 shares of its common stock under its ATM Program for net proceeds of $11.8 million.

During the three months ended March 31, 2024, IIP exchanged $4.3 million principal amount of its Exchangeable Senior Notes for a combination of cash and shares of IIP common stock prior to maturity, in accordance with the terms of the indenture, and paid off the remaining $100,000 principal amount at maturity.

Supplemental Information

Supplemental financial information is available in the Investor Relations section of IIP’s website at www.innovativeindustrialproperties.com.

Teleconference and Webcast

Innovative Industrial Properties, Inc. will conduct a conference call and webcast at 10:00 a.m. Pacific Time (1:00 p.m. Eastern Time) on Thursday, May 9, 2024 to discuss IIP’s financial results and operations for the first quarter ended March 31, 2024.  The call will be open to all interested investors through a live audio webcast at the Investor Relations section of IIP’s website at www.innovativeindustrialproperties.com, or live by calling 1-877-328-5514 (domestic) or 1-412-902-6764 (international) and asking to be joined to the Innovative Industrial Properties, Inc. conference call. The complete webcast will be archived for 90 days on IIP’s website. A telephone playback of the conference call will also be available from 12:00 p.m. Pacific Time on Thursday, May 9, 2024 until 12:00 p.m. Pacific Time on Thursday, May 16, 2024, by calling 1-877-344-7529 (domestic), 855-669-9658 (Canada) or 1-412-317-0088 (international) and using access code 3993681.

About Innovative Industrial Properties

Innovative Industrial Properties, Inc. is a self-advised Maryland corporation focused on the acquisition, ownership and management of specialized properties leased to experienced, state-licensed operators for their regulated cannabis facilities. Innovative Industrial Properties, Inc. has elected to be taxed as a real estate investment trust, commencing with the year ended December 31, 2017. Additional information is available at www.innovativeindustrialproperties.com.

This press release contains statements that IIP believes to be “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than historical facts are forward-looking statements. When used in this press release, words such as IIP “expects,” “intends,” “plans,” “estimates,” “anticipates,” “believes” or “should” or the negative thereof or similar terminology are generally intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements. Investors should not place undue reliance upon forward-looking statements. IIP disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Innovative Industrial Properties, Inc.

Condensed Consolidated Balance SheetS

(Unaudited)

(In thousands, except share and per share amounts)

	March 31,	December 31,
Assets	2024	2023
Real estate, at cost:
Land	$142,524	$142,524
Buildings and improvements	2,119,566	2,108,218
Construction in progress	123,910	117,773
Total real estate, at cost	2,386,000	2,368,515
Less accumulated depreciation	(219,627)	(202,692)
Net real estate held for investment	2,166,373	2,165,823
Construction loan receivable	22,000	22,000
Cash and cash equivalents	153,502	140,249
Restricted cash	—	1,450
Investments	20,026	21,948
Right of use office lease asset	1,255	1,355
In-place lease intangible assets, net	8,030	8,245
Other assets, net	28,327	30,020
Total assets	$2,399,513	$2,391,090

Liabilities and stockholders’ equity
Liabilities:
Exchangeable Senior Notes, net	$—	$4,431
Notes due 2026, net	296,795	296,449
Building improvements and construction funding payable	10,448	9,591
Accounts payable and accrued expenses	12,160	11,406
Dividends payable	52,295	51,827
Rent received in advance and tenant security deposits	60,151	59,358
Other liabilities	12,237	5,056
Total liabilities	444,086	438,118

Stockholders’ equity:
Preferred stock, par value $0.001 per share, 50,000,000 shares authorized: 9.00% Series A cumulative redeemable preferred stock, $15,000 liquidation preference ($25.00 per share), 600,000 shares issued and outstanding at March 31, 2024 and December 31, 2023	14,009	14,009
Common stock, par value $0.001 per share, 50,000,000 shares authorized: 28,328,647 and 28,140,891 shares issued and outstanding at March 31, 2024 and December 31, 2023, respectively	28	28
Additional paid-in capital	2,111,111	2,095,789
Dividends in excess of earnings	(169,721)	(156,854)
Total stockholders’ equity	1,955,427	1,952,972
Total liabilities and stockholders’ equity	$2,399,513	$2,391,090

Innovative Industrial Properties, Inc.

Condensed Consolidated STATEMENTS OF INCOME

For the Three Months Ended March 31, 2024 and 2023

(Unaudited)

(In thousands, except share and per share amounts)

	For the Three Months Ended
	March 31,
	2024	2023
Revenues:
Rental (including tenant reimbursements)	$74,914	$75,529
Other	540	538
Total revenues	75,454	76,067

Expenses:
Property expenses	6,709	5,623
General and administrative expense	9,562	10,373
Depreciation and amortization expense	17,150	16,714
Total expenses	33,421	32,710
Income from operations	42,033	43,357
Interest income	1,784	2,233
Interest expense	(4,389)	(4,520)
Gain (loss) on exchange of Exchangeable Senior Notes	—	22
Net income	39,428	41,092
Preferred stock dividends	(338)	(338)
Net income attributable to common stockholders	$39,090	$40,754
Net income attributable to common stockholders per share:
Basic	$1.37	$1.45
Diluted	$1.36	$1.43
Weighted-average shares outstanding:
Basic	28,145,017	27,949,747
Diluted	28,461,986	28,223,698

Innovative Industrial Properties, Inc.

FFO, NORMALIZED FFO AND AFFO

For the Three Months Ended March 31, 2024 and 2023

(Unaudited)

(In thousands, except share and per share amounts)

	For the Three Months Ended
	March 31,
	2024	2023
Net income attributable to common stockholders	$39,090	$40,754
Real estate depreciation and amortization	17,150	16,714
FFO attributable to common stockholders (basic)	56,240	57,468
Cash and non-cash interest expense on Exchangeable Senior Notes	28	69
FFO attributable to common stockholders (diluted)	56,268	57,537
Litigation-related expense	146	546
Loss (gain) on exchange of Exchangeable Senior Notes	—	(22)
Normalized FFO attributable to common stockholders (diluted)	56,414	58,061
Interest income on seller-financed note(1)	403	134
Deferred lease payments received on sale-type leases(2)	1,456	—
Stock-based compensation	4,315	4,829
Non-cash interest expense	388	326
Above-market lease amortization	23	23
AFFO attributable to common stockholders (diluted)	$62,999	$63,373
FFO per common share – diluted	$1.98	$2.04
Normalized FFO per common share – diluted	$1.98	$2.06
AFFO per common share – diluted	$2.21	$2.25
Weighted average common shares outstanding – basic	28,145,017	27,949,747
Restricted stock and RSUs	278,890	171,741
Dilutive effect of Exchangeable Senior Notes	38,079	102,210
Weighted average common shares outstanding – diluted	28,461,986	28,223,698

(1)	Amount reflects the non-refundable interest received on the seller-financed note issued to IIP by the buyer in connection with IIP’s disposition of a portfolio of four properties in southern California, which is recognized as a deposit liability and is included in other liabilities in IIP’s condensed consolidated balance sheet as of March 31, 2024, as the transaction did not qualify for recognition as a completed sale.
(2)	In connection with lease amendments executed on January 1, 2024 that extended the initial terms of the leases, the GAAP lease classifications at two properties switched from operating leases to sales-type leases. While these properties remain wholly owned by IIP, the non-refundable lease payments attributable to these two properties are no longer included in rental revenue and instead, in accordance with the GAAP treatment required for these two leases, recorded as a deposit liability and included in other liabilities on the condensed consolidated balance sheet as of March 31, 2024. The amount included here reflects the non-refundable lease payments received on these two sales-type leases for the three months ended March 31, 2024. Prior to these lease amendments, the leases were classified as operating leases and the lease payments received were recognized as rental revenue and therefore, included in net income attributable to common stockholders.

FFO and FFO per share are operating performance measures adopted by the National Association of Real Estate Investment Trusts, Inc. (NAREIT). NAREIT defines FFO as the most commonly accepted and reported measure of a REIT’s operating performance equal to net income, computed in accordance with accounting principles generally accepted in the United States (GAAP), excluding gains (or losses) from sales of property, depreciation, amortization and impairment related to real estate properties, and after adjustments for unconsolidated partnerships and joint ventures.

Management believes that net income, as defined by GAAP, is the most appropriate earnings measurement. However, management believes FFO and FFO per share to be supplemental measures of a REIT’s performance because they provide an understanding of the operating performance of IIP’s properties without giving effect to certain significant non-cash items, primarily depreciation expense. Historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time. However, real estate values instead have historically risen or fallen with market conditions. IIP believes that by excluding the effect of depreciation, FFO and FFO per share can facilitate comparisons of operating performance between periods. IIP reports FFO and FFO per share because these measures are observed by management to also be the predominant measures used by the REIT industry and industry analysts to evaluate REITs and because FFO per share is consistently reported, discussed, and compared by research analysts in their notes and publications about REITs. For these reasons, management has deemed it appropriate to disclose and discuss FFO and FFO per share.

IIP computes Normalized FFO by adjusting FFO, as defined by NAREIT, to exclude certain GAAP income and expense amounts that management believes are infrequent and unusual in nature and/or not related to IIP’s core real estate operations. Exclusion of these items from similar FFO-type metrics is common within the equity REIT industry, and management believes that presentation of Normalized FFO and Normalized FFO per share provides investors with a metric to assist in their evaluation of IIP’s operating performance across multiple periods and in comparison to the operating performance of other companies, because it removes the effect of unusual items that are not expected to impact IIP’s operating performance on an ongoing basis. Normalized FFO is used by management in evaluating the performance of its core business operations. Items included in calculating FFO that may be excluded in calculating Normalized FFO include certain transaction-related gains, losses, income or expense or other non-core amounts as they occur.

Management believes that AFFO and AFFO per share are also appropriate supplemental measures of a REIT’s operating performance. IIP calculates AFFO by adjusting Normalized FFO for certain cash and non-cash items.

For all periods presented, FFO (diluted), Normalized FFO, AFFO and FFO, Normalized FFO and AFFO per diluted share include the dilutive impact of the assumed full exchange of the Exchangeable Senior Notes for shares of common stock.

For all periods presented, as the performance thresholds for vesting of the performance share units were not met as measured as of the respective dates, they were excluded from the calculation of weighted average common shares outstanding – diluted.

IIP’s computation of FFO, Normalized FFO and AFFO may differ from the methodology for calculating FFO, Normalized FFO and AFFO utilized by other equity REITs and, accordingly, may not be comparable to such REITs. Further, FFO, Normalized FFO and AFFO do not represent cash flow available for management’s discretionary use. FFO, Normalized FFO and AFFO should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of IIP’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of IIP’s liquidity, nor is it indicative of funds available to fund IIP’s cash needs, including IIP’s ability to pay dividends or make distributions. FFO, Normalized FFO and AFFO should be considered only as supplements to net income computed in accordance with GAAP as measures of IIP’s operations.

Company Contact:

David Smith

Chief Financial Officer

Innovative Industrial Properties, Inc.

(858) 997-3332